UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 20, 2014

ACCURAY INCORPORATED

(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

001-33301	20-8370041
(Commission File Number)	(IRS Employer Identification No.)

1310 Chesapeake Terrace
Sunnyvale, California 94089

(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: (408) 716-4600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On June 20, 2014, Accuray Incorporated (the “Company”) entered into a Seventh Amendment to Lease (the “Amendment”) with DWF III Caribbean, LLC (“Landlord”) for its headquarters office space located at 1310 and 1320 Chesapeake Terrace, Sunnyvale, California.  The Amendment modifies the Lease Agreement, dated July 9, 2003, as amended (the “Lease”), to, among other things, extend the term of the Lease an additional eight (8) years and seven (7) months to expire on December 31, 2023 (the “Extended Lease Term”), set the base rent that shall apply during the Extended Lease Term at $272,678.40 per month for the first year with an increase in the rental fees of 3% annually, provide the Company with a one-time early termination right solely with respect to the premises located at 1320 Chesapeake Terrace which termination would occur on May 31, 2020 if exercised, and provide for two additional five-year renewal options with base rent at prevailing market rates.

The foregoing description of the material terms of the Amendment is subject to, and qualified in its entirety by reference to, the Amendment that is filed as Exhibit 10.1 to this Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibit.

Number	Description
10.1	Seventh Amendment to Lease, dated June 20, 2014, by and between DWF III Caribbean, LLC and Accuray Incorporated

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACCURAY INCORPORATED

Dated: June 23, 2014	By:	/s/ Alaleh Nouri
Alaleh Nouri
Vice President, Interim General Counsel

EXHIBIT INDEX

Number	Description
10.1	Seventh Amendment to Lease, dated June 20, 2014, by and between DWF III Caribbean, LLC and Accuray Incorporated